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                                                                     EXHIBIT 8.2


                            HOGAN & HARTSON L.L.P.
                               Columbia Square
                         555 Thirteenth Street, N.W.
                         Washington, D.C.  20004-1109






                                              November 18, 1997



Equity Office Properties Trust
Two North Riverside Plaza
Chicago, Illinois 60606

Ladies and Gentlemen:

     We have acted as counsel to Equity Office Properties Trust ("EOP"), a Maryland real estate investment trust, in connection with the execution and delivery of the Agreement and Plan of Merger (the "Agreement") dated as of September 15, 1997, by and among EOP, EOP Operating Limited Partnership ("EOP Partnership"), a Delaware limited partnership, Beacon Properties Corporation ("Beacon"), a Maryland corporation, and Beacon Properties, L.P., a Delaware limited partnership, whereby Beacon will merge with and into EOP (the "Merger"). This opinion letter is being furnished to you, pursuant to Section 6.2(e) of the Agreement, in connection with the (i) the Registration Statement on Form S-4, containing the Joint Proxy Statement/Prospectus of Beacon and EOP addressed to holders of Common Stock of Beacon (the "Common Share Joint Proxy Statement/Prospectus") and (ii) the Registration Statement on Form S-4, containing the Joint Proxy Statement/Prospectus of Beacon and EOP addressed to holders of Class A Preferred Stock of Beacon (the "Preferred Share Proxy Statement/Prospectus," together with the Common Share Joint Proxy Statement/Prospectus and the Preferred Share Joint Proxy Statement/Prospectus, the "Proxy Statements/Prospectuses"), each filed with the Securities and Exchange Commission on October 25, 1997, as amended through the date hereof. Unless otherwise defined herein or the context hereof otherwise requires, each term used herein with initial capitalized letters has the meaning given to such term in the Agreement.

     In connection with the preparation of this opinion, we have examined and with your consent relied upon (without any independent investigation or review thereof, although we are not aware of any material facts or circumstances contrary to, or inconsistent therewith) the following documents (including all exhibits and schedules thereto): (1) the Agreement; (2) representations and certifications made to us by Beacon; (3) representations and certifications made to us by EOP and EOP Partnership; (4) the Proxy Statements/Prospectuses;
(5) the Amended and Restated Agreement of Limited Partnership of EOP Partnership; (6) the Amended and Restated Agreement of Limited Partnership of Beacon Partnership; and (7) such other instruments and documents related to the formation, organization and operation of Beacon and EOP or to the consummation of the Merger and the transactions contemplated thereby as we have deemed necessary or appropriate.


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Equity Office Properties Trust
November 18, 1997
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     In connection with rendering this opinion, we have assumed (and, with your consent, are relying thereon, without any independent investigation or review thereof, although we are not aware of any material facts or circumstances contrary to, or inconsistent therewith) that:

     1. All information contained in each of the documents we have examined and relied upon in connection with the preparation of this opinion is accurate, all copies are accurate, and all signatures are genuine. We have also assumed that there has been (or will be by the Effective Time of the Merger) due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.

     2. The Merger will be consummated in accordance with, and will qualify as a merger under, applicable state law.

     3. Since the date of its organization, Beacon has qualified, and through the Effective Time of the Merger, will continue to qualify, as a real estate investment trust pursuant to Sections 856 through 860 of the Code.

     4. Any representation or statement made to us in connection herewith that is made "to the best of the knowledge," "to the knowledge," or "to the actual knowledge" of any person(s) or party(ies) or similarly qualified is true, correct and complete as if made without such qualification.

     5. The opinion of counsel, to be provided to Beacon by Goodwin, Proctor & Hoar, L.L.P. substantially identical in form and substance to this opinion (the "Goodwin Procter Tax Opinion"), has been concurrently delivered and not withdrawn (provided that, our opinion is not conditioned upon, or limited by any assumption regarding, the accuracy of the conclusions reached in the Goodwin Procter Tax Opinion).

     6. The Merger will be consummated in accordance with the Agreement and as described in the Proxy Statements/Prospectuses (including satisfaction of all covenants and conditions to the obligations of the parties without amendment or waiver thereof); each of EOP and Beacon will comply with all reporting obligations with respect to the Merger required under the Code, and the Treasury Regulations thereunder; and the Agreement and all other documents and instruments referred to therein or in the Proxy Statements/Prospectuses are valid and binding in accordance with their terms.

     Based upon and subject to the foregoing, as well as the limitations set forth below, it is our opinion, under presently applicable federal income tax laws, that the Merger will qualify as a reorganization under the provisions of section 368(a) of the Code.


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Equity Office Properties Trust
November 18, 1997
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     In addition to the assumptions set forth above, this opinion is subject to the exceptions, limitations and qualifications set forth below:

     1. This opinion is based upon the application of relevant current provisions of the Code and interpretations of the foregoing as expressed in existing judicial decisions, administrative regulations and published rulings and procedures. Our opinion is not binding upon the Internal Revenue Service or the courts, and the Internal Revenue Service is not precluded from asserting a contrary position. No ruling has been requested (or will be sought) from the Internal Revenue Service by EOP or Beacon as to any of the federal income tax consequences addressed in this opinion. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the opinion expressed herein. Nevertheless, we undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws that occur after the Effective Time.

     2. This opinion addresses only the specific tax opinions set forth above, and does not address any other federal, state, local or foreign tax consequences that may result from the Merger or any other transaction (including any transaction undertaken in connection with the Merger).

     3. No opinion is expressed as to any transaction other than the Merger as described in the Agreement and the Proxy Statements/Prospectuses or to any transaction whatsoever, including the Merger, if all the transactions described in the Agreement and the Proxy Statements/Prospectuses are not consummated (insofar as relevant to the opinion contained herein) in accordance with the terms of such Agreement and the Proxy Statements/Prospectuses and without waiver or breach of any material provision thereof or if all of the representations, warranties, statements and assumptions upon which we relied are not true and accurate at all relevant times. In the event any one of the statements, representations, warranties or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

     We hereby consent to the filing of this opinion letter as an Exhibit to the Common Share Proxy Statement/Prospectus and the Preferred Share Proxy Statement/Prospectus and to the references to this firm under the captions "Legal Opinions" and "Federal Income Tax Considerations" in the Proxy Statements/Prospectuses. In giving the consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.


                                           Sincerely yours,

                                           /s/ Hogan & Hartson L.L.P.
                                           --------------------------
                                           Hogan & Hartson L.L.P.